Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent the incorporation by reference in this Registration Statement on Form F-4 of Petróleos Mexicanos of our report dated June 29, 2007, relating to the financial statements, which appears in Petróleos Mexicanos’ Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers, S. C.

/s/ Ariadna Laura Muñiz Patiño

Mexico City, Mexico
July 23, 2008